                                                                    EXHIBIT 10.4

- --------------------------------------------------------------------------------

                         FUNDING COMMITMENT AGREEMENT


                                By and Between


                    SECURITY CAPITAL ATLANTIC INCORPORATED

                                  "ATLANTIC"

                                      AND

                        HOMESTEAD VILLAGE INCORPORATED

                                  "Homestead"

                ATLANTIC HOMESTEAD VILLAGE LIMITED PARTNERSHIP

                            "Partnership Borrower"


                          Dated:              , 1996
                                --------------
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

                               TABLE OF CONTENTS
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ARTICLE 1.

                                  DEFINITIONS................................  2
     Section 1.1.  Certain Defined Terms.....................................  2
     Section 1.2.  Other Definitional Provisions............................. 10

ARTICLE 2.

                                   THE LOANS................................. 11
     Section 2.1.  The Homestead Loan........................................ 11
     Section 2.2.  The Partnership Loan...................................... 11
     Section 2.3.  Future Projects........................................... 11
     Section 2.4.  Subsidiary Loans.......................................... 12
     Section 2.5.  Duration of Funding Commitment............................ 13
     Section 2.6.  Project Specific Funding Commitment....................... 13
     Section 2.7.  Replacement Projects...................................... 13
     Section 2.8.  Release of Security Documents............................. 14

ARTICLE 3.

                        REPRESENTATIONS AND WARRANTIES....................... 15
     Section 3.1.  Existence and Power....................................... 15
     Section 3.2.  Authorization and Binding Obligations..................... 15
     Section 3.3.  No Legal Bar or Resultant Lien............................ 16
     Section 3.4.  No Consent................................................ 16
     Section 3.5.  Compliance with Laws...................................... 16
     Section 3.6.  Litigation................................................ 16
     Section 3.7.  Defaults.................................................. 16
     Section 3.8.  Status of Property........................................ 17
     Section 3.9.  Use of Proceeds........................................... 17
     Section 3.10. Real Property Environmental Matters....................... 17
     Section 3.11. Financial Condition....................................... 17
     Section 3.12. No Condemnation........................................... 18
     Section 3.13. No Actions................................................ 18
     Section 3.14. No Adverse Conditions..................................... 18
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                                       i
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                               TABLE OF CONTENTS
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ARTICLE 4.

                                   COVENANTS................................. 18
     Section 4.1.  Construction of Improvements.............................. 18
     Section 4.2.  Plans; Project Budgets; Project Schedules and Material
                     Changes................................................. 18
     Section 4.3.  Inspection and Examination................................ 19
     Section 4.4.  Permits and Approvals..................................... 19
     Section 4.5.  Governmental Requirements................................. 19
     Section 4.6.  Books and Records......................................... 19
     Section 4.7.  Title to Property and Improvements........................ 20
     Section 4.8.  Costs and Expenses........................................ 20
     Section 4.9.  Use of Advances........................................... 20
     Section 4.10. Insurance................................................. 20
     Section 4.11. Environmental Matters..................................... 20
     Section 4.12. Selection of Architects; Contractors; Inspecting A/E's.... 21
     Section 4.13. Further Assurances........................................ 21
     Section 4.14. Quarterly Statements...................................... 21
     Section 4.15. Continued Existence....................................... 21
     Section 4.16. Defaults Under Other Loans................................ 21

ARTICLE 5.

                              ADVANCE CONDITIONS............................. 22
     Section 5.1.  Conditions Precedent to First Advance under this Agreement 22
     Section 5.2.  Conditions Precedent to First Advance for New Project..... 24
     Section 5.3.  Initial Improvement Advance Conditions.................... 25
     Section 5.4.  Additional Improvement Advance Conditions................. 26
     Section 5.5.  Final-Advance Conditions.................................. 26

ARTICLE 6.

                       PROCEDURE FOR ADVANCES; RESERVES...................... 27
     Section 6.1.  General................................................... 27
     Section 6.2.  Payments to Atlantic...................................... 28
     Section 6.3.  Retainage and Contractor's Fee Holdback................... 28
     Section 6.4.  Interest Reserve.......................................... 29
     Section 6.5.  Owner's Contingency....................................... 29
     Section 6.6.  Cost Overruns and Savings; Change Order Reserve........... 29
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                                       ii
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                               TABLE OF CONTENTS
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                                  (continued)
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ARTICLE 7.

                               EVENTS OF DEFAULT............................. 30
     Section 7.1.  Failure to Pay............................................ 30
     Section 7.2.  Other Loan Document Defaults.............................. 30
     Section 7.3.  Judgment or Attachment.................................... 31
     Section 7.4.  Violation of Governmental Requirements.................... 31
     Section 7.5.  Insolvency, etc........................................... 31
     Section 7.6.  Unapproved Transfer....................................... 32

ARTICLE 8.

                                   REMEDIES.................................. 32
     Section 8.1.  General................................................... 32
     Section 8.2.  Remedies Cumulative....................................... 34

ARTICLE 9.

                                 MISCELLANEOUS............................... 34
     Section 9.1.  Survival of Representations, Warranties and Covenants..... 34
     Section 9.2.  Successors and Assigns.................................... 34
     Section 9.3.  Notices................................................... 35
     Section 9.4.  Waiver.................................................... 35
     Section 9.5.  Amendment................................................. 35
     Section 9.6.  Severability.............................................. 35
     Section 9.7.  Entire Agreement.......................................... 36
     Section 9.8.  Expenses.................................................. 36
     Section 9.9.  Captions.................................................. 36
     Section 9.10. Governing Law............................................. 36
     Section 9.11. No Joint Venture or Partnership........................... 36
     Section 9.12. No Third Party Beneficiary Rights Created................. 36
     Section 9.13. Incorporation by Reference................................ 36
     Section 9.14. Counterparts.............................................. 37
     Section 9.15. Scope of Review of Plans.................................. 37
     Section 9.16. Governmental Regulation................................... 37
     Section 9.17. Subordination............................................. 37
     Section 9.18. Indemnity................................................. 37
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                                      iii

                          FUNDING COMMITMENT AGREEMENT

          THIS FUNDING COMMITMENT AGREEMENT (this "Agreement"), is entered into as of __________, 1996, among HOMESTEAD VILLAGE INCORPORATED, a Maryland corporation ("Homestead"), ATLANTIC HOMESTEAD VILLAGE LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partnership Borrower") and SECURITY CAPITAL ATLANTIC INCORPORATED, a Maryland corporation ("Atlantic").


                                   RECITALS

          A. Pursuant to that certain promissory note (the "Corporate Note") dated January 24, 1996 as amended and restated on May 28, 1996, from Atlantic Homestead Village Incorporated (the "Prior Corporate Borrower") to Atlantic, in the original principal amount of $________________ (the "Corporate Loan Amount") and those certain, deeds to secure debt, deeds of trust and mortgages listed in
Part I of Exhibit A hereto (the "Existing Corporate Security Documents"), delivered by the Prior Corporate Borrower to Atlantic to secure payment of the Prior Corporate Note and the Prior Partnership Note (as defined below), prior to the date hereof, Atlantic has advanced $________ to fund, among other matters, acquisition and construction costs and expenses incurred by the Prior Corporate Borrower in connection with the acquiring and developing as Homestead Village extended-stay lodging facilities the real properties described in Part I of Exhibit B hereto (the "Existing Corporate Projects"). (The Corporate Note, the Existing Corporate Security Documents and all other instruments heretofore delivered by the Prior Corporate Borrower in connection therewith to secure the Corporate Note and Partnership Note are herein called the "Existing Corporate Loan Documents".)

          B. Pursuant to that certain promissory note (the "Partnership Note") dated January 24, 1996 as amended and restated on May 28, 1996, from the Partnership Borrower to Atlantic, in the original principal amount of $_________________ (the "Partnership Loan Amount") and those certain deeds to secure debt, deeds of trust and mortgages listed in Part II of Exhibit A hereto (the "Existing Partnership Security Documents"), delivered by the Partnership Borrower to Atlantic to secure payment of the Partnership Note and the Corporate Note, prior to the date hereof, Atlantic has advanced $___________ to fund, among other matters, acquisition and construction costs and expenses incurred by the Partnership Borrower in connection with the acquiring and developing as Homestead Village extended-stay lodging facilities the real properties described in Exhibit B hereto (the "Existing Partnership Projects"). (The Partnership Note, the Partnership Security Documents and all other instruments heretofore delivered by the Partnership Borrower in connection therewith to secure the Partnership Note and Corporate Note are herein called the "Existing Partnership Loan Documents"; the Existing Corporate Projects and the Existing Partnership Projects are collectively referred to herein as the "Existing Projects"; and the Existing Corporate Loan Documents and Existing Partnership Loan Documents are collectively referred to herein as the "Existing Loan Documents".)

          C. On the date hereof, the parties are entering into a series of transactions as described in that certain Merger and Distribution Agreement, dated as of May ___, 1996, among Atlantic, Security Capital Pacific Trust ("PTR"), Security Capital Group Incorporated ("SCG") and Homestead (the "Merger Agreement"), pursuant to which, among other things, Homestead is, contemporaneously herewith, acquiring all of the stock of Atlantic's subsidiaries which own, operate or develop Atlantic's extended-stay lodging facilities. As a consequence of the mergers contemplated under the Merger Agreement, the Prior Corporate Borrower has been merged into Homestead and in connection therewith Homestead has succeeded to and assumed all of the Prior Corporate Borrower's obligations and liabilities, including those under the Existing Corporate Loan Documents.

          D. Upon and subject to the provisions of this Agreement, Homestead, the Partnership Borrower and Atlantic desire to continue the funding provided for under the Existing Loan Documents with respect to the Existing Projects, and in consideration of the issuance, pursuant to that certain Warrant Purchase Agreement, dated as of ____________, 1996 among Atlantic, PTR, SCG and Homestead, to Atlantic by Homestead of warrants to purchase shares of common stock, $0.01 par value per share, of Homestead ("Homestead Common Stock"), Atlantic is willing to provide funds to Homestead and the Partnership Borrower for the costs incurred in connection with performing due diligence investigations, securing required development approvals and otherwise completing the acquisition and development of the proposed future Homestead Village projects listed in Parts III and IV of Exhibit A (which projects, and any replacement projects approved by Atlantic pursuant to the provisions of this Agreement, are herein called the "Future Projects").

          E. The execution of this Agreement is a condition to the consummation of the transactions contemplated by the Merger Agreement.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:


                                  ARTICLE 1.

                                  DEFINITIONS

          Section 1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings:

          "Agreement" shall mean this Funding Commitment Agreement.

          "Acquisition Notice" has the meaning set forth in Section 2.3 of this Agreement.

          "Architect" means the architect retained by a Borrower to provide architectural services for a Project.

          "Architect's Agreement" means the agreement for architectural services executed by a Borrower and an Architect in connection with the design of a Project, and all exhibits, attachments, riders and addenda thereto.

          "Architect's Certificate" means a Certificate from the Architect for a Project, in form and substance reasonably acceptable to Atlantic, wherein the Architect acknowledges the collateral assignment of the Architect's Agreement and the Plans prepared by such Architect from Borrower to Atlantic pursuant to this Agreement and agrees to perform all of its obligations under the Architect's Agreement in the event Atlantic takes possession of the subject Project in connection with the exercise of its remedies hereunder or under the Security Documents after an Event of Default.

          "Atlantic" has the meaning set forth in the Preamble to this Agreement.

          "Borrower" means Homestead, in its capacity as maker under the Homestead Note, the Partnership Borrower or any Subsidiary, whichever entity is the owner of the subject Project.

          "Business Day" means any day other than Saturday, Sunday, or any other day on which commercial banks in _______ are not required to be open for business.

          "Change Order" means a written order executed by a Borrower authorizing a Contractor to proceed with a change in the work as provided for in the original Plans for a Project, which change has been made in accordance with the applicable provisions of this Agreement.

          "Completion and Payment Guaranty" means that certain Guaranty of Completion and Payment of even date herewith from Homestead to Atlantic in the form attached as Exhibit C.

          "Construction Contract" means the contract for construction executed by a Borrower and the Contractor in connection with the construction of a Project, and all exhibits, attachments, riders and addenda thereto.

          "Consultant" means any civil engineer or other material consultant, other than the Architect, retained directly by a Borrower to provide design or engineering services for a Project.

          "Consultant's Agreement" means the agreement for engineering or other consultant services executed by a Borrower and a Consultant in connection with a Project, and all exhibits, attachments, riders and addenda thereto.

          "Consultant's Certificate" means a Certificate from a Consultant for a Project, in form and substance reasonably acceptable to Atlantic, wherein the Consultant acknowledges the collateral assignment of the Consultant's Agreement and the Plans prepared by such Consultant from Borrower to Atlantic pursuant to this Agreement and agrees to perform all of its obligations under the Consultant's Agreement in the event Atlantic takes possession of the subject Project in connection with the exercise of its remedies hereunder or under the Security Documents after an Event of Default.

          "Contractor" means the general contractor retained by a Borrower to provide construction services for a Project.

          "Contractor's Certificate" means a Certificate from the Contractor for a Project, in form and substance reasonably acceptable to Atlantic, wherein the Contractor acknowledges the collateral assignment of the Construction Contract from Borrower to Atlantic pursuant to this Agreement and agrees to perform all of its obligations under the Construction Contract in the event Atlantic takes possession of the subject Project in connection with the exercise of its remedies hereunder or under the Security Documents after an Event of Default.

          "Corporate Loan Amount" has the meaning set forth in Recital A to this Agreement.

          "Corporate Loan Documents" has the meaning set forth in Recital A to this Agreement.

          "Corporate Note" has the meaning set forth in Recital A to this Agreement.

          "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Development Budget" has the meaning set forth in Section 2.3 of this Agreement.

          "Development Schedule" has the meaning set forth in Section 2.3 of this Agreement.

          "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any governmental authority pertaining to health or the environment applicable to a Borrower, or a Property owned by such Borrower, in effect in the jurisdiction in which such Property is located, or where any hazardous substances generated by or disposed of by a Borrower in connection with such Property are located, including but not limited to the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended any analogous state law of the state in which the Property is located and other environmental conservation or protection laws. The terms "hazardous substance," "release," and "threatened release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, however, that
(i) in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which the Property is located establish a meaning for "hazardous substance," "release," "threatened release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

          "Event of Default" means the occurrence of any of the events specified in Article 7 hereof.

          "Existing Corporate Projects" has the meaning set forth in Recital A to this Agreement.

          "Existing Corporate Security Documents" has the meaning set forth in Recital A to this Agreement.

          "Existing Loan Documents" has the meaning set forth in Recital B to this Agreement.

          "Existing Partnership Loan Documents" has the meaning set forth in Recital B to this Agreement.

          "Existing Partnership Projects" has the meaning set forth in Recital B to this Agreement.

          "Existing Partnership Security Documents" has the meaning set forth in Recital B to this Agreement.

          "Existing Projects" has the meaning set forth in Recital B to this Agreement.

          "Expiration Date" has the meaning set forth in Section 2.5 of this Agreement.

          "Final Advance" means the final advance of Loan proceeds to a Borrower for construction of a Project in accordance with the applicable provisions of this Agreement.

          "Final Completion" means that the requirements of Section 5.5 have been fully satisfied for a Project.

          "Final CO" means a final unconditional certificate of occupancy for a Project issued by the applicable Governmental Authority.

          "Force Majeure" means, with respect to any Project, an event entitling a Contractor to an extension of time in constructing the Improvements as established in the Construction Contract and any act of God, war, riots, unusually severe weather, shortages of labor or materials (but not a shortage of funds), strikes, lock-outs, explosions, the order of any court or governmental authority or unavailability of or delay in issuance of any Permits despite a Borrower's reasonable diligence in securing same, which results in any delay in whole or in part in the design, engineering or construction of a Project, or the duration of any inspection, testing, or remediation related to any environmental condition or aspect of a Project.

          "Funding Notice" has the meaning set forth in Section 2.3 of this Agreement.

          "Future Project" has the meaning set forth in Recital D to this Agreement.

          "Geographic Area" means the States of Alabama, Florida, Georgia, North Carolina, Tennessee, Maryland and Virginia and the District of Columbia.

          "Governmental Authority" means any Federal, state, county, municipal or other governmental or quasi-governmental department, commission, board, court, agency or other instrumentality having jurisdiction over a Borrower and any Project.

          "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, any of the foregoing that relate to environmental standards or controls, energy regulations and occupational safety and health standards or controls) of any Governmental Authority.

          "Homestead" has the meaning set forth in the Preamble to this Agreement.

          "Homestead Common Stock" has the meaning set forth in Recital D to this Agreement.

          "Homestead Affiliate" means (a) an entity that directly or indirectly controls, is controlled by or is under common control with Homestead or (b) an entity at least a majority of whose economic interest is owned by Homestead; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations; provided, however, in no event shall PTR, Atlantic, SCG or any wholly-owned subsidiary of any of the foregoing be deemed a Homestead affiliate.

          "Homestead Loan" means the loan evidenced by the Homestead Note.

          "Homestead Loan Amount" has the meaning set forth in Recital D to this Agreement.

          "Homestead Note" means that certain Amended and Restated Promissory Note, in the form set forth as Exhibit D hereto, dated of even date herewith, from Homestead to Atlantic in the original principal amount of _____________ and No/100 Dollars ($____________ ).

          "Homestead Security Documents" means the deeds of trust, deeds to secured debt and/or mortgage instruments, substantially in the forms attached as Exhibit E hereto, to be delivered to Atlantic by Homestead in connection with the funding of any Project acquired by Homestead after the date of this Agreement, as security for the Homestead Note, the Partnership Note and any Subsidiary Note executed and delivered after the date hereof, and any other security instruments delivered by Homestead from time to time as security for the Homestead Note, the Partnership Note and any such Subsidiary Note.

          "Improvements" means the buildings, structures, and other improvements to be constructed on the Land as described on the Plans for the subject Project.

          "Inspecting A/E" means the inspecting architect or engineer retained by a Borrower to inspect, monitor and administer the progress of construction of a Project.

          "Land" means the parcel or parcels of land on which a Project is or is to be located, together with all easements, rights of way and other appurtenances thereto.

          "Lien Waivers" means a waiver of all liens relating to a Project executed by any and all contractors, subcontractors and/or suppliers of a Borrower who have provided any goods or services relating to Improvements.

          "Loan" means the Homestead Loan, the Partnership Loan, or any Subsidiary Loan made after the date hereof, as the context may require; and "Loans" means the Homestead Loan, the Partnership Loan, and any Subsidiary Loans made after the date hereof, collectively.

          "Loan Amount" means the aggregate of the Homestead Loan Amount and the Partnership Loan Amount.

          "Loan Documents" means this Agreement, the Notes, the Security Documents, the Completion and Payment Guaranty and any and all other agreements or instruments now or hereafter executed and delivered by a Borrower, Homestead or any other person in connection with, or as security for, the payment or performance of the Notes.

          "Material Adverse Effect" means any material and adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Homestead and its Subsidiaries, taken as a whole.

          "Material Change" means any change to the Plans or to a Project which would result in a material increase or decrease in the number of lodging units in such Project from the number contained in a Prototypical Project, a material increase or decrease in the overall cost of completing a Project above the costs contemplated in the Prototypical Project Budget, or would otherwise result in such Project materially deviating from the product and/or investment concept of a Prototypical Project as set forth in the Prototypical Plans.

          "Note" means the Homestead Note, the Partnership Note, or any Subsidiary Note executed and delivered after the date hereof, as the context may require, and "Notes" means the Homestead Note, the Partnership Note, and any Subsidiary Notes executed and delivered after the date hereof, collectively.

          "Partnership Borrower" has the meaning set forth in the Preamble to this Agreement.

          "Partnership Loan" means the loan evidenced by the Partnership Note.

          "Partnership Loan Amount" has the meaning set forth in Recital B to this Agreement.

          "Partnership Note" has the meaning set forth in Recital B to this Agreement.

          "Partnership Security Documents" means the deeds of trust, deeds to secure debt and/or mortgage instruments, substantially in the forms attached as Exhibit F hereto, to be delivered to Atlantic by the Partnership Borrower in connection with the funding of any Project acquired by the Partnership after the date of this Agreement, as security for the Partnership Note, the Homestead Note and any Subsidiary Note executed and delivered after the date hereof, and any other security instruments delivered by the Partnership Borrower from time to time as security for the Homestead Note, the Partnership Note and any such Subsidiary Note.

          "Permits" shall mean all permits, licenses, registrations, certificates, authorizations and approvals now or hereafter issued or required to be issued by any governmental or quasi-Governmental Authority for the lawful ownership, construction, use and operation of a Project.

          "Personalty" means all items of tangible or intangible personal property owned by a Borrower, or in which a Borrower has any interest, to the extent of such interest, that now are or hereafter may be purchased, prepared, constructed or placed for, upon or in a Project owned by such Borrower.

          "Plans" means the final plans and specifications for the construction of the Improvements comprising a Project, together with any modifications or additions to the same subsequently permitted under the terms of this Agreement or, to the extent required hereunder, approved by Atlantic in accordance with the provisions of this Agreement.

          "Project" means each Existing Project and each Future Project for which an Acquisition Notice has been delivered to Atlantic prior to the Expiration Date.

          "Project Budget" means the budget for a Project delivered by a Borrower to Atlantic.

          "Project Schedule" means the schedule for the design and construction of the Improvements encompassed within a Project delivered by a Borrower to Atlantic.

          "Property" means any property from time to time subject to any of the Security Documents, including the Land and all Improvements now or hereafter located thereon and all Personalty associated therewith.

          "Proposed Substitute Future Project" has the meaning set forth in
Section 2.7 of this Agreement.

          "Prototypical Project Budget" means the due diligence, development approval, land acquisition, design and construction budget for a Prototypical Project heretofore delivered to, and approved by, Atlantic.

          "Prototypical Project Schedule" means the due diligence, development approval, design and construction schedule for a Prototypical Project heretofore delivered to, and approved by, Atlantic.

          "Prototypical Plans" means the standard plans and specifications for a Homestead Village extended-stay lodging facility heretofore delivered to, and approved by, Atlantic.

          "Prototypical Project" means a Homestead Village extended-stay lodging facility designed and constructed in substantial accordance with the Prototypical Plans.

          "PTR" has the meaning set forth in the Preamble to this Agreement.

          "Pursuit Costs" has the meaning set forth in Section 2.3 of this Agreement.

          "Quarterly Statement" has the meaning set forth in Section 4.14 of this Agreement.

          "Rejected Project" has the meaning set forth in Section 2.7 of this Agreement.

         "Security Documents" means the Homestead Security Documents, the Existing Corporate Security Documents, the Partnership Security Documents, the Partnership Security Documents, and any Subsidiary Security Documents, collectively.

          "Subcontractor" means all persons performing labor or services, or providing materials, equipment or furnishings in connection with the construction of Improvements, other than Contractor.

          "Subsidiary" means any entity now or hereafter in existence, all of the outstanding equity securities of which are owned by Homestead.

          "Subsidiary Loan" means any portion of the Homestead Loan or Partnership Loan which Homestead may direct Atlantic to advance to a Subsidiary instead of to Homestead or the Partnership Borrower in accordance with the provisions of this Agreement.

          "Subsidiary Note" means any promissory note, substantially in the form of the Homestead Note, which a Subsidiary executes and delivers to Atlantic after the date hereof to evidence a Subsidiary Loan made by Atlantic to such Subsidiary.

          "Subsidiary Security Documents" means the deed of trust or mortgage instrument to be delivered to Atlantic by a Subsidiary, substantially in the form of the Homestead Security Documents, in connection with the funding of any Future Project owned by Subsidiary as security for the Homestead Note, the Partnership Note and any Subsidiary Note executed and delivered after the date hereof, and any other security instruments delivered by such Subsidiary from time to time as security for the Homestead Note, the Partnership Note and any such Subsidiary Note.

          "Title Insurer" means Chicago Title Insurance Company or any other nationally recognized title insurance company issuing a Title Policy.

          "Title Policy" means the lender's policy of title insurance for a Property issued by the Title Insurer for the benefit of Atlantic and all endorsements thereto, which insures the lien priority of the Security Documents applicable to such Property.

          "UCC" means the Uniform Commercial Code as in force in the state in which a Project is located.

          Section 1.2.  OTHER DEFINITIONAL PROVISIONS

          (a) Except as otherwise specified herein, all references herein (i) to any person or entity shall be deemed to include such person's or entity's heirs, legal representatives, successors and assigns, as appropriate, (ii) to any Governmental Requirement defined or referred to herein shall be deemed references to such Governmental Requirement as the same may have been or may be amended or supplemented from time to time and (iii) to any Loan Document or other agreement defined or referred to herein shall be deemed references to such Loan Document or agreement (and, in the case of the Notes or other instruments, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time in writing.

          (b) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.


                                  ARTICLE 2.

                                   THE LOANS

          Section 2.1. THE HOMESTEAD LOAN. Subject to the limitations set forth in Sections 2.5, 2.6 and 2.7 below, Atlantic hereby agrees, upon the terms and conditions set forth herein and in the other applicable Loan Documents, to advance to Homestead up to the maximum amount of the Homestead Loan Amount for the purpose of paying the costs and expenses incurred by Homestead in completing the design and construction of the Existing Projects owned by Homestead and in performing its due diligence review, obtaining all Permits required for development of and otherwise acquiring the Land for, and completing the design and construction of, such of the Future Projects hereafter pursued by Homestead as may be funded under the provisions of this Agreement. Principal and accrued interest on the Homestead Note shall be due and payable in accordance with the terms and conditions set forth therein and herein.

          Section 2.2. THE PARTNERSHIP LOAN. Subject to the limitations set forth in Sections 2.5, 2.6 and 2.7 below, Atlantic hereby agrees, upon the terms and conditions set forth herein and in the other applicable Loan Documents, to advance to the Partnership Borrower up to the maximum amount of the Partnership Loan Amount for the purpose of paying the costs and expenses incurred by the Partnership Borrower in completing the design and construction of the Existing Projects owned by the Partnership Borrower and in performing its due diligence review, obtaining all Permits required for development of and otherwise acquiring the Land for, and completing the design and construction of the Future Projects hereafter pursued by the Partnership Borrower as may be funded under the provisions of this Agreement. Principal and accrued interest on the Partnership Note shall be due and payable in accordance with the terms and conditions set forth therein and herein.

          Section 2.3. FUTURE PROJECTS. The parties acknowledge and agree that the Future Projects identified in Exhibit I hereto are in differing stages of consideration by Homestead and that, at any point in the process of its due diligence review, the negotiation of definitive acquisition and related documents and its efforts to obtain all Permits required for development of any such Future Project, Homestead may determine, in its sole and absolute discretion, either to proceed with the acquisition of the land for, and development of, any such Future Project or to discontinue its efforts in respect of any such Future Project. Requests for advances of Loan proceeds hereunder may include amounts required to reimburse Homestead for the costs and expenses incurred by Homestead in its due diligence review of any such Future Project, as well as all costs incurred in connection with its efforts to secure the Permits required for development of any such Future Project. Whenever such pursuit costs ("Pursuit Costs") are to be funded with Loan proceeds, prior to the first advance in respect of a Future Project, Homestead will provided Atlantic with a notice (a "Funding Notice") identifying the Future Project, together with a development budget (a "Development Budget") indicating the anticipated costs that are likely to be incurred prior to the acquisition of such Future Project by Homestead or a Subsidiary, the amount of such costs to be funded by Loan proceeds, which amount shall in no event exceed $100,000 per Future Project, and a schedule setting forth the anticipated time-frames for completing the due diligence review and obtaining required Permits (a "Development Schedule").

          If Homestead elects to proceed with a Future Project, then Homestead shall provide Atlantic at least 10 Business Days' prior written notice (an "Acquisition Notice") of the anticipated closing date for the acquisition of the subject Land, the identity of the Borrower for such transaction, and the estimated amount of Loan proceeds that will need to be advanced at such closing. From and after delivery of an Acquisition Notice to Atlantic, the subject project shall, for all purposes under this Agreement, be deemed a "Project". Notwithstanding anything to the contrary in the foregoing, funding of the first advance of Loan proceeds in respect of any such Project shall require the recordation of Security Documents adding such Project as security for the Loan and the satisfaction of the other conditions set forth in Section 5.2 as to such Project.

          In the event, however, that Homestead determines from time to time that any Future Project is unacceptable to it and that Homestead will not expend further efforts with respect to such Future Project, Homestead shall provide written notice to Atlantic identifying any such Future Project. In such event, any Pursuit Costs theretofore funded with Loan proceeds, together with accrued and unpaid interest thereon due under the terms of the Homestead Note, shall be repaid by Homestead to Atlantic within 30 days after delivery of such notice to Atlantic.

          Section 2.4. SUBSIDIARY LOANS. With respect to any Future Project for which an Acquisition Notice is delivered to Atlantic in accordance with Section
2.3 above, Homestead shall have the right to determine, in its sole and absolute discretion, that a Subsidiary acquire the subject Project, in which event, the subject Subsidiary shall, at such time as it acquires the subject Future Project, execute and deliver to Atlantic Subsidiary Security Documents in connection therewith together with an agreement in form and substance satisfactory to Atlantic pursuant to which such Subsidiary agrees to be bound by the terms of this Agreement as to such Project. In addition, at the election of Homestead, the subject Subsidiary shall execute a Subsidiary Note in the amount of the Loan determined by Homestead to be allocable to such Project and the Homestead Loan Amount and/or the Partnership Loan Amount (as Homestead may elect) shall be decreased by the amount of any such Subsidiary Note. Alternatively, Homestead may elect to have funds advanced with respect to such Project under the Homestead Loan and either loan or contribute the funds so advanced to the subject Subsidiary. In the event any Subsidiary executes a Subsidiary Note and/or any Subsidiary Security Documents as contemplated under this Section 2.4, the parties shall, contemporaneously therewith, execute, deliver, and, if appropriate, record, such amendments to the Loan Documents as may reasonably be necessary or appropriate to properly document any resulting changes in the Homestead Loan Amount and/or the Partnership Loan Amount.

          Section 2.5. DURATION OF FUNDING COMMITMENT. The obligation of Atlantic to advance Loan proceeds in respect of Future Projects for which an Acquisition Notice has not yet been delivered to Atlantic shall expire on March 31, 1998 (the "Expiration Date"). Notwithstanding anything to the contrary in the foregoing, Atlantic shall continue to be obligated, subject to and upon the terms and conditions set forth herein and in the other Loan Documents, to continue to make advances of Loan proceeds after such date for each Project for which an Acquisition Notice has theretofore been delivered to Atlantic under the terms of this Agreement, but shall not have any obligation to make further advances in respect of Pursuit Costs for any Future Project for which only a Funding Notice has been delivered to Atlantic. On or before April 30, 1998, Homestead shall repay, or cause to be repaid, to Atlantic any advances of Loan proceeds in respect of Pursuit Costs (together with accrued and unpaid interest thereon) that have not been repaid pursuant to Section 2.3 hereof as of the Expiration Date.

          SECTION 2.6. PROJECT SPECIFIC FUNDING COMMITMENT. Atlantic's obligation under this Agreement to make advances of Loan proceeds in respect of a designated Project shall not exceed the lesser of (i) the actual aggregate hard and soft costs incurred by the applicable Borrower in connection with the acquisition, development, design and construction of such Project, or (ii), except as provided in Section 6.6, the amount allocated to such Project in
Exhibit I hereto, and all costs in respect of a Project in excess of the Loan amount allocated to such Project shall, except as provided in such Section 6.6, be funded by Homestead as and when needed. In addition, Atlantic's obligation to make advances in respect of a designated Project shall expire on the second anniversary of the date on which the subject Land was acquired by Homestead or the applicable Subsidiary. In the event Final Completion of such Project has not been achieved by such date, Atlantic shall have no obligation to make any further advances of Loan proceeds in connection with such Project and all costs required to complete such Project shall be funded by Homestead as and when required in order to assure that such Project is completed and placed in operation as soon as is reasonably practicable. If, however, Final Completion of such Project has not been achieved by the date which is 30 months after the date of acquisition of the subject Land, then, at the election of Atlantic, exercised by delivering written notice to Homestead, Homestead shall repay, or cause the applicable Subsidiary to repay, within 30 days after receipt of such notice the amount of Loan proceeds advanced in respect of such Project (together with accrued and unpaid interest on such amount), and upon receipt of such payment, this Agreement, solely as it relates to such Project, shall terminate and Atlantic shall cause to be released the Security Documents recorded or filed against such Project.

          Section 2.7. REPLACEMENT PROJECTS. Homestead agrees that for each Future Project rejected by Homestead pursuant to Section 2.3 (a "Rejected Project"), Homestead will propose to Atlantic in writing a proposed substitute future project (a "Proposed Substitute Future

Project") to take the place of such Rejected Project. Any such Proposed Substitute Future Project shall be located within the Geographic Area and, except as specifically noted in writing by Homestead, shall conform, to Homestead's then current knowledge, to the Prototypical Project requirements. Homestead may select a Proposed Substitute Future Project from its then contemplated Homestead Village projects which Homestead is considering pursuing or, if all such contemplated projects are then already included within the list of Future Projects under this Agreement, then Homestead may delay in identifying a Proposed Substitute Future Project until, in the ordinary course of its business, a new site for a contemplated Homestead Village project is identified within the Geographic Area. Homestead shall not, however, be obligated to identify a new potential Homestead Village site solely for the purposes of presenting to Atlantic a Proposed Substitute Future Project.

          Atlantic shall have a period of 20 Business Days after receipt of any such Proposed Substitute Project to approve or reject, in its sole and absolute discretion, any such proposal, and failure of Atlantic to provide Homestead with written notice within such 20-Business Day period shall be deemed a rejection by Atlantic of the subject Proposed Substitute Future Project. If Atlantic timely approves a Proposed Substitute Future Project, then such project shall be substituted in the place and stead of the Rejected Project in Exhibit I hereto, and shall for all purposes under this Agreement thereafter be deemed a Future Project. The maximum amount of Loan proceeds that will be available to fund such Future Project (if Homestead thereafter delivers an Acquisition Notice for such Project) shall be equal to the Loan amount originally allocated to the applicable Rejected Project in Exhibit I.

          In the event that any Proposed Substitute Future Project is rejected or deemed rejected by Atlantic, Homestead shall be free to pursue the Proposed Substitute Future Project on its own. For each Rejected Project, Homestead shall be required (subject to the limitations set forth above) to propose to Atlantic up to a maximum of three (3) Proposed Substitute Future Projects. If Atlantic rejects all three (3) Proposed Substitute Future Projects submitted by Homestead in respect of a particular Rejected Project, then the Loan Amount, and Atlantic's funding commitment hereunder, shall be reduced by the amount allocated to the Rejected Project in Exhibit I hereto. The obligation of Homestead to propose to Atlantic Proposed Substitute Future Projects shall in any event terminate on the Expiration Date.

          Section 2.8. RELEASE OF SECURITY DOCUMENTS. The parties acknowledge and agree that the Notes are convertible, in whole or in part, into shares of Homestead Common Stock up to the maximum amount of the unpaid principal amount of such Notes outstanding from time to time and otherwise pursuant and subject to the terms and conditions of such Notes. Any such conversion shall reduce the amount of the debt evidenced by the Notes and secured by the Security Documents by the amount determined in accordance with the conversion provisions of the Notes. In connection with any partial conversion of the Notes, Homestead may request that, in lieu of or in addition to reducing the amount secured by the Security Documents, Atlantic release any one or more of the Projects then subject to the Security Documents and having a value equivalent to or less than the amount of the debt reduction resulting from such conversion. The release of any Projects from the lien of the Security Documents shall, however, be subject to the approval of Atlantic, which approval shall not to be unreasonably withheld or delayed.

          At such time as all amounts owing to Atlantic under or in respect of any of the Loan Documents have been paid in accordance with the provisions of the Loan Documents or if not paid then, to the extent permitted under the Notes, converted into Homestead Common Stock, and when Atlantic has no further obligation to make any advance, disbursement or payment of any kind or to extend credit under or with respect to any of the Loan Documents, then this Agreement shall terminate and upon receipt of demand therefor from Homestead, Atlantic shall execute and deliver to Homestead appropriate instruments of release or reconveyance of any Security Documents then in effect.


                                  ARTICLE 3.

                        REPRESENTATIONS AND WARRANTIES

          To induce Atlantic to enter into this Agreement, Homestead and each Borrower represents and warrants to Atlantic (each representation and warranty herein being given as of the date of this Agreement and deemed repeated and reaffirmed on the date of each advance of funds by Atlantic) as follows:

          Section 3.1. EXISTENCE AND POWER. Homestead and each Borrower is duly organized, validly existing and in good standing under the laws of the State of its organization and to the extent required is qualified to do business in and is in good standing in each jurisdiction in which it owns property; has full power and authority to own its assets, to conduct the activities in which it is engaged, and to own and develop each Project which it owns.

          Section 3.2. AUTHORIZATION AND BINDING OBLIGATIONS. The borrowing evidenced by the Notes and the execution, delivery and performance of this Agreement and all other Loan Documents by Homestead and each Borrower (i) are within the power of the subject entity and (ii) have been duly authorized. Each of the Loan Documents executed by Homestead and/or any Borrower, when executed and delivered, will constitute the legal, valid and binding obligations of such entity and are enforceable against such entity in accordance with its respective terms, subject to bankruptcy and insolvency laws, equitable principles, and laws affecting creditors rights generally.

          Section 3.3. NO LEGAL BAR OR RESULTANT LIEN. None of the (i) execution and delivery of, (ii) fulfillment of the terms and conditions of, or (iii) the consummation of the transactions contemplated by the Loan Documents to which Homestead and/or any Borrower is a party (a) violate any provisions of the articles or certificate of incorporation, bylaws or partnership agreement of such entity, (b) violate or constitute a default under any contract, agreement or instrument, or any law, ordinance, rule or regulation of any Governmental Authority, to which such entity is subject, (c) to such entity's knowledge, violate or constitute a default under any Governmental Requirement so as to create a Material Adverse Effect or (d) to such entity's knowledge, result in the creation or imposition of any lien upon any property of such entity, other than those permitted by this Agreement.

          Section 3.4. NO CONSENT. The execution, delivery and performance of the Loan Documents to which Homestead and/or each Borrower is a party does not require the consent or approval of any other person, including, without limitation, any financial institution or other creditor of such entity, any trustee, conservator, receiver or administrator, or any regulatory authority or governmental body of the United States of America or any state thereof or any Governmental Authority.

          Section 3.5. COMPLIANCE WITH LAWS. All Plans, Projects, Properties, Improvements and their intended use presently comply, and throughout the term of this Agreement will continue to comply, in all material respects with all Governmental Requirements and all public and private restrictions or other agreements affecting each such Property, including, without limitation, building codes, special use permits, zoning codes, Environmental Laws, applicable requirements of fire underwriters, restrictive covenants, easements and other agreements affecting the Property. All Permits currently required by Governmental Requirements to be obtained for the Projects now subject to this Agreement have been obtained, and neither Homestead nor any Borrower has any reason to believe that any Permits that subsequently may be required to enable it to construct, occupy, operate, use or sell any of the Property will not be obtained in due course.

          Section 3.6. LITIGATION. Except as disclosed to Atlantic in writing, at the date of this Agreement there is no litigation, legal, administrative, or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of Homestead or any Borrower, threatened against or affecting any Borrower or Homestead that involves the possibility of any judgment or liability (not fully covered by insurance) that would have a Material Adverse Effect.

          Section 3.7. DEFAULTS. To the knowledge of Homestead and each Borrower, neither Homestead nor any Borrower is in default, and no event or circumstance has occurred that, but for the passage of time or the giving of notice, or both, would constitute a default, in any respect under any agreement of instrument that may have a Material Adverse Effect. No Event Default has occurred hereunder.

          Section 3.8. STATUS OF PROPERTY. The Borrower delivering any Security Documents to Atlantic is the fee simple owner of the subject Property free and clear of all restrictions, covenants, easements, liens and encumbrances, including, without limitation, mechanics', materialmen's and suppliers' liens (except liens securing Atlantic and matters reflected in the Title Policy). To Homestead and each Borrower's knowledge: each Property is a legal lot under applicable laws, statutes, ordinances and regulations of the governing jurisdiction; each Property is carried, or is in the process of being changed so as to be carried, on the tax rolls of the governing jurisdiction as a separate, subdivided parcel; each Property has, or will have upon completion of construction, full access to the public highways and to the services of all utilities, including water, storm sewer, sanitary sewer, electricity and telephone, required to serve the intended use of the Property; each Property under construction or completed is zoned under applicable zoning laws and ordinances so as to permit the construction and development of the Project planned for such Property and the use and occupancy of the Property as contemplated under this Agreement; and each Property under construction or completed currently complies in all material respects with such laws and ordinances and with all private restrictions applicable thereto and any special use permit, variance, exception, or other special zoning authorization applicable thereto; each Property currently complies in all material respects with all Governmental Requirements applicable thereto. To Borrower's knowledge, the liens of the Security Documents executed by it are valid liens covering the subject Properties.

          Section 3.9. USE OF PROCEEDS. None of the proceeds of the Loans has been or shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations G and U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          Section 3.10. REAL PROPERTY ENVIRONMENTAL MATTERS. To the actual knowledge of Homestead and each Borrower, except as disclosed in the environmental audits prepared for Homestead and/or any such Borrower and delivered to Atlantic, no hazardous substances or solid waste are located at or on or have been disposed of or otherwise released on or to any of the Properties in violation of any Environmental Laws.

          Section 3.11. FINANCIAL CONDITION. All financial statements delivered to Atlantic concerning Homestead and each Borrower fairly and accurately present the financial condition of such entities as of the date of such statements and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and there are no contingent liabilities not disclosed thereby which would have a Material Adverse Effect. Since the close of the period covered by the latest financial statements delivered to Atlantic with respect to Homestead's and each Borrower's assets, liabilities, or financial condition, no event has occurred (including, without limitation, any litigation or administrative proceedings) and no change in such entities' financial condition exists or, to the knowledge of Homestead or any

Borrower, is threatened, which (i) materially adversely affects a Borrower's ability to perform its obligations under the Loan Documents, (ii) constitutes or which after notice or lapse of time, or both, would constitute a Default hereunder, or (iii) materially adversely affects the validity or priority of the lien of the Security Documents on any Borrower's Property or the financial condition of Homestead or any Borrower.

          Section 3.12. NO CONDEMNATION. No taking of any Property or any material part thereof, through eminent domain, conveyance in lieu thereof, condemnation or similar proceeding is pending or, to the best of Homestead's and each Borrower's knowledge, threatened by any governmental agency.

          Section 3.13. NO ACTIONS. There is no action, proceeding or investigation pending or, to the best of Homestead's and each Borrower's knowledge, threatened (or any basis therefor) which questions, directly or indirectly, the validity of this Agreement, the Notes, the Security Documents, or any other Loan Document or any action taken or to be taken pursuant hereto or thereto.

          Section 3.14. NO ADVERSE CONDITIONS. To the best of Homestead's and each Borrower's knowledge, there are no existing, pending or threatened events which could materially adversely affect any of the Properties or the operation thereof.


                                  ARTICLE 4.

                                   COVENANTS

          Each Borrower will, at all times, comply with the covenants contained in this Article 4 from the date hereof and for so long as any part of the Loans is outstanding.

          Section 4.1. CONSTRUCTION OF IMPROVEMENTS. Each Borrower will proceed with the design, engineering and construction of its Improvements with reasonable diligence and continuity and will endeavor in good faith to complete the design, engineering and construction of its Improvements substantially in accordance with the applicable Project Schedule, subject to Force Majeure, and substantially in accordance with the Plans for such Improvement and applicable Governmental Requirements.

          Section 4.2. PLANS; PROJECT BUDGETS; PROJECT SCHEDULES AND MATERIAL CHANGES. Prior to the date hereof, Homestead has delivered to Atlantic and Atlantic has approved Homestead's Prototypical Plans, Prototypical Project Budget and Prototypical Project Schedule. So long as the Plans and Project Budget (including the Development Budget which is a part of the overall Project Budget) for a given Project do not contain any Material Change and the Project Schedule does not deviate in any material respect from the Prototypical Schedule, no further approval by Atlantic of the Plans, Project Schedule or Project Budget for a Project shall be required. Borrower shall not, however, make any Material Change in the Plans for any of its Projects or construct any Improvements which are not substantially in accordance with the Prototypical Plans or make any change to any Plans or install any material or equipment which would constitute a Material Change, without Homestead's obtaining in each instance Atlantic's prior written consent, which consent shall not be unreasonably withheld or delayed. Homestead shall promptly notify Atlantic in writing of any Material Change desired by a Borrower, which notice shall be accompanied by such plans or other information as may reasonably be necessary for Atlantic to evaluate the proposed Material Change. Atlantic shall deliver written notice to Homestead within 10 Business Days after receipt of the requested Material Change stating whether such Material Change has been approved or disapproved by Atlantic.

          Section 4.3. INSPECTION AND EXAMINATION. Borrower will permit representatives and agents of Atlantic to enter each Property owned by such Borrower at all reasonable times to inspect the progress of the construction of the subject Improvements and all materials to be used therein and to examine all detailed plans and shop drawings which are or may be kept at the construction site, and such Borrower will use reasonable efforts to cause the Contractor and all Subcontractors to cooperate with Atlantic or its representatives in such inspections or examinations. Homestead and each other Borrower shall also permit representatives and agents of Atlantic to examine their respective books, records and accounting data applicable to the Loans and the subject Projects (and to make extracts therefrom or copies thereof) and, to the extent Homestead or such Borrower has such right, all Contractor's and Subcontractors' books, records and accounting data applicable to the subject Project.

          Section 4.4. PERMITS AND APPROVALS. Borrower will comply in all material respects with, and keep in full force and effect, all Permits necessary for ownership, development and operation of the Projects owned or operated by it.

          Section 4.5. GOVERNMENTAL REQUIREMENTS. Borrower will cause all Governmental Requirements and all restrictive covenants affecting its Projects to be complied with in all material respects (except matters contested in good faith by appropriate proceedings).

          Section 4.6. BOOKS AND RECORDS. Borrower will implement and maintain payment and accounting systems which will assure accurate and complete records of all amounts owed and paid in connection with the completion of each Project. Borrower shall require each Contractor and each Subcontractor having a subcontract in excess of $100,000 to deliver lien waivers or releases as a condition to receiving payments. Contractor lien waivers shall cover the amount paid to the Contractor under its application for payment for the month or other payment period just ending; Subcontractor lien waivers shall cover the amount paid to such Subcontractor pursuant to the Contractor's application for payment for the immediately preceding month or other payment period.

          Section 4.7. TITLE TO PROPERTY AND IMPROVEMENTS. Neither the legal or beneficial title and ownership of a Borrower in the Property(ies) and Improvements or any portion thereof owned by it will be conveyed, pledged or encumbered in any way other than to Homestead or a Homestead Affiliate without the consent of Atlantic, which may be granted or denied in Atlantic's sole and absolute discretion. Borrower will promptly pay and discharge prior to the date when any interest or penalties shall accrue thereon, all taxes, levies, charges, impositions, water and sewer rents, and assessments of every kind or nature, whether foreseen or unforeseen and whether general or special, which are now or shall hereafter be charged or assessed against the Property(ies) or the Improvements owned by it, or any part thereof, or which may become a lien thereon (except matters contested in good faith by appropriate proceedings and for which adequate reserves have been provided).

          Section 4.8. COSTS AND EXPENSES. Borrower shall pay any out-of-pocket expenses reasonably incurred by Atlantic in the enforcement or collection of the Loans, including without limitation, attorneys' fees and expenses, records searches, documentary stamps, transfer taxes and recording taxes and court costs.

          Section 4.9. USE OF ADVANCES. Borrower shall not apply any advances of Loan proceeds to costs other than those incurred in connection with the subject Future Project or Project for which the advance has been made. Borrower shall not apply such advances to the cost of acquiring any additional real property other than a Project. Borrower shall not receive or apply advances of Loan proceeds except to the purposes for which such proceeds have been advanced by Atlantic, and in accordance with the provisions of the Loan Documents generally.

          Section 4.10. INSURANCE. Borrower shall keep in full force and effect at all times the policies of insurance applicable to the Property owned by it and required by the Security Documents, and Borrower shall provide Atlantic with evidence of such insurance upon receipt or request therefor.

          Section 4.11. ENVIRONMENTAL MATTERS. Borrower shall not, by any act or omission, cause or permit any hazardous substances, solid wastes or other pollutants to exist on or about any Project in violation of Environmental Laws. In the event of a breach of the foregoing provision, Homestead and the subject Borrower shall remove the same (or if removal is prohibited by law, take whatever action is required by law) promptly upon discovery at Homestead's and such Borrower's sole expense. Homestead will promptly notify Atlantic in writing of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority of which it has knowledge relating to any Property in connection with any Environmental Laws.

          Section 4.12. SELECTION OF ARCHITECTS; CONTRACTORS; INSPECTING A/E'S. Prior to the date hereof, Homestead has delivered to Atlantic and Atlantic has approved, a list of potential Contractors, Architects, Consultants and Inspecting A/E's that Homestead, or any of its Subsidiaries, has or may retain in connection with any Project funded, or to be funded, under this Agreement. Homestead may, from time to time, subject to the prior written approval of Atlantic, add Contractor, Architect, Consultant and Inspecting A/E names to such list. So long as any Contractor, Architect, Consultant and Inspecting A/E retained by Homestead or a Subsidiary in connection with a Project is on such pre-approved list, no further approval of such hiring by Atlantic shall be required. If Homestead or any Subsidiary desires to retain a Contractor, Architect, Consultant or Inspecting A/E not on the current pre-approved list, then prior to retaining such individual or entity, Homestead shall be required to obtain the prior written approval of Atlantic, such approval not to be unreasonably withheld or delayed, and such approval shall be deemed given if Atlantic does not deliver written notice of objection to Homestead within 10 Business Days after receipt by Atlantic of a request for approval from Homestead.

          Section 4.13. FURTHER ASSURANCES. Homestead and each Borrower shall execute such further documents, agreements and instruments, and take all other actions, as may reasonably be necessary to carry out the purposes of the Loan Documents or to protect and enforce the validity and priority of the Security Documents.

          Section 4.14. QUARTERLY STATEMENTS. Within 20 Business Days after the expiration of each calendar quarter, Homestead shall deliver to Atlantic a written summary (each, a "Quarterly Statement") containing a status report for each Future Project or Project then being funded pursuant to this Agreement, indicating whether and to what extent each such Future Project or Project is proceeding substantially on schedule and on budget or, if not, the amount of any overrun and/or schedule slippage and setting forth in reasonable detail any efforts being undertaken to remedy any noted material problems. Each Quarterly Statement shall also include any pertinent information in respect of Future Projects and the anticipated timing of when any such Future Projects may be acquired and construction commenced and such other information as Homestead may deem appropriate, or Atlantic may reasonably request, to keep Atlantic reasonably apprised of the status of the Future Projects.

          Section 4.15. CONTINUED EXISTENCE. Homestead and each Borrower shall at all times preserve and keep in full force and effect its existence and rights and franchises material to its business and rights and franchises material to its business and properties.

          Section 4.16. DEFAULTS UNDER OTHER LOANS. Borrower shall notify Atlantic in writing within fifteen (15) days following Borrower's receipt of notice of a default under any document or instrument governing, evidencing, securing, or otherwise relating to any loan (other than the Loan) made to Borrower.

                                  ARTICLE 5.

                              ADVANCE CONDITIONS

          Section 5.1. CONDITIONS PRECEDENT TO FIRST ADVANCE UNDER THIS AGREEMENT. Atlantic shall not be obligated to advance funds pursuant to this Agreement until each of the following conditions is fulfilled:

          (a)  Receipt by Atlantic of each of the following:

               (i) evidence reasonably satisfactory to Atlantic that Homestead, either directly or through one or more of its Subsidiaries, has expended at least $____________ of its own funds in developing and placing in operation Homestead Village projects in the Geographic Area (the "Equity Projects");

               (ii) duly executed Security Documents creating first and prior liens on all of the Equity Projects;

               (iii)   a fully executed copy of this Agreement;

               (iv) duly executed copies of each of the Homestead Note, Notes from any Subsidiaries owning Projects for which a Funding Notice or Acquisition Notice has been delivered to Atlantic and Security Documents for any Land then owned or to be acquired with such initial funding by Homestead or any Subsidiary for which the subject Project is to be financed with Loan proceeds, the Completion and Payment Guaranty and all other Loan Documents Atlantic may reasonably require to be executed and delivered in connection with the first advance hereunder;

               (v) Title Policies for all Properties then subject to Security Documents or to be made subject to Security Documents contemporaneously with the first advance of Loan proceeds (or an irrevocable commitment to issue each such Title Policy), effective as of the date of the Notes, in form and substance satisfactory to Atlantic in its reasonable judgment, confirming the first priority status and validity of the lien of the Security Documents on the Property to secure the obligations under the Notes, the Security Documents and the other Loan Documents;

               (vi) for each Project then subject to this Agreement, a survey of the subject Land, and a geotechnical report and environmental audit, satisfactory to Atlantic, in its reasonable judgment;

               (vii) opinions of counsel reasonably satisfactory to Atlantic addressing the following matters:


                       (A) each Borrower then executing and delivering any Loan Documents is duly organized and validly existing, and in good standing and authorized to do business in each state in which it owns a Project, with power and authority to own its Projects and to perform its obligations under the Loan Documents to which it is a party and to carry on its business as it is now being conducted;

                       (B) the execution, delivery and performance of the Loan Documents delivered by each such Borrower have been duly and validly authorized by all necessary action of such Borrower; and

                       (C) the Loan Documents executed by each such Borrower constitute valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy laws and other customary exceptions;

               (viii) for each Project then under construction or completed, certificates of insurance confirming the existence of all insurance required by Section 4.9 hereof;

               (ix) Copies of the Plans, Project Budget and Project Schedule for each Project then under construction or then being added to this Agreement; and

               (x) Certification from Homestead that any Property(ies) then being added to this Agreement either contain no Material Changes or any Material Changes have previously been approved by Atlantic.

          (b) The Title Insurer shall have been paid all title insurance premiums, filing fees, recording fees and taxes required for proper recording of the Security Documents to be recorded at such time and any other Loan Document to be filed or recorded at such time.

          (c) There shall not have occurred and be continuing any Default.

           (d) There shall be no actual or threatened condemnation of all or any portion of the Land comprising any Property then subject to any of the Security Documents.

          (e) Neither Homestead nor any Borrower shall be the subject of any bankruptcy or similar proceeding.

          (f) There shall not have occurred and be continuing beyond any applicable cure or grace period any default under any of the Prior Loan Documents.

          (g) The representations and warranties set forth in Article 3 hereof shall be true and correct in all material respects with respect to each Project then subject to the Security Documents.

          Section 5.2. CONDITIONS PRECEDENT TO FIRST ADVANCE FOR NEW PROJECT. Atlantic shall not be obligated to advance funds in respect of a new Future Project for which Pursuit Costs are to be funded or for any Project to be acquired by Homestead or any Subsidiary until each of the following conditions is fulfilled:

          (a) The conditions precedent set forth in Section 5.1 shall remain satisfied.

          (b) Receipt by Atlantic of each of the following for each Future Project for which Pursuit Costs are to be funded:

               (i)     a Funding Notice for the subject Future Project;

               (ii) if applicable, a fully executed copy of any agreement to be delivered by a Subsidiary in connection with such Future Project whereby such Subsidiary agrees to be bound by the terms of this Agreement with respect to the subject Future Project; and

               (iii) a Development Budget and Development Schedule for the subject Future Project.

          (c)  Receipt by Atlantic of each of the following for each Project:


               (i)     an Acquisition Notice for the subject Project;

               (ii) if applicable, a fully executed copy of any agreement to be delivered by a Subsidiary in connection with such Project whereby such Subsidiary agrees to be bound by the terms of this Agreement with respect to the subject Project;

          (iii) duly executed copies of any Homestead Security Documents, Partnership Security Documents or Subsidiary Security Documents, any Subsidiary Note, and any other Loan Documents which Atlantic may reasonably require to be executed and delivered in connection with such Project;

          (iv) an opinion of counsel addressing, as to the subject Borrower and the Loan Documents then being executed by such Borrower, the matters set forth in Section 5.1(a)(viii) above;

          (v) the Title Policy for the subject Property (or irrevocable commitment to issue such Title Policy), effective as of the date of the first advance in respect of such Project, in form and substance satisfactory to Atlantic in its reasonable judgment, confirming the first priority status and validity of the lien of the Security Documents on the Property to secure the obligations under the Notes, the Security Documents and the other Loan Documents;

          (vi) a survey of the subject Land, and a soils report, geotechnical report and environmental audit of the Land, satisfactory to Atlantic, in its reasonable judgment; and

          (vii) Copies of the Plans, Project Budget and Project Schedule for the subject Project.

     (d) With respect to each Project, the Title Insurer shall have been paid all title insurance premiums, filing fees, recording fees and taxes required for proper recording of the Security Documents to be recorded at such time and any other Loan Document to be filed or recorded at such time.

     (e) There shall not have occurred and be continuing any Default.

     (f) There shall be no actual or threatened condemnation of all or any portion of the Land comprising the Property.

     (g) The Completion and Payment Guaranty shall be in full force and effect.

     Section 5.3. INITIAL IMPROVEMENT ADVANCE CONDITIONS. Atlantic's initial obligation to advance any of the Loan proceeds to a Borrower for construction of Improvements is conditioned upon the conditions precedent set forth in Sections
5.1 and 5.2 remaining satisfied and, if requested by Atlantic, receipt of the following:

          (a) Evidence of the issuance of all Permits required by any Governmental Authority as a condition to the commencement of construction of the subject Improvements.

          (b) A copy of the Construction Contract, Architect's Agreement and any Consultants' Agreements for the subject Project.

          (c) Certificates of insurance and other certificates or information in form and substance reasonably satisfactory to Atlantic confirming the existence of all insurance required by Section 4.9 hereof.

          (d) An executed Contractor's Certificate, Architect's Certificate and Consultants' Certificates from the Contractor, Architect and Consultants performing services to the subject Project.

          (e) Such further financing statements and security agreements, executed and acknowledged by the subject Borrower, relating to construction materials for the subject Project as Atlantic may reasonably require.

          (f) Evidence of the availability of utilities and access to and from the subject Project sufficient for its intended use.

          Section 5.4. ADDITIONAL IMPROVEMENT ADVANCE CONDITIONS. After the initial advance, additional advances made for the purpose of constructing any subject Improvements shall be subject to the following conditions:

          (a) The conditions precedent set forth in Sections 5.1, 5.2 and 5.3 shall remain satisfied.

          (b) All Permits required under Governmental Requirements for construction of the subject Improvements shall be legally valid and in force and effect.

          (c) The subject Property and Improvements shall not have suffered any damage or deterioration without provision for arrangements satisfactory to Atlantic for the restoration and replacement of the damage or deterioration to such Property or Improvements.

          Section 5.5. FINAL-ADVANCE CONDITIONS. Atlantic's obligation to advance any of the Loan proceeds to a Borrower for the Final Advance for the Improvements comprising a Project is conditioned upon the following and, if requested by Atlantic, receipt by Atlantic of evidence reasonably satisfactory to Atlantic that such conditions have been satisfied:

          (a) The completion of all Improvements in substantial accordance with the Plans.

     (b) Receipt by the Borrower of all Final CO's issued by the appropriate Governmental Authorities for the Improvements and all other Permits necessary for use of the subject Improvements and Property.

     (c) The Inspecting A/E for the Project shall have executed a certificate of final completion with respect to all of the Improvements required under the applicable Construction Contract.

     (d) The Contractor, all Subcontractors and other parties (including Architects and Consultants, if applicable) who performed work for the subject Project have been paid (or with the application of the final advance of Loan proceeds for such Project, will have been paid) in full, except for amounts which the Borrower in good faith disputes and/or amounts which Homestead and/or the subject Borrower intends to pay with its own funds provided any liens filed against the Project have been released or bonded over.

     (e) Receipt by Borrower of an as-built survey showing the location of all Improvements, including parking areas, streets and the location of all utilities and other easements, encroachments and building set back lines, if any, together with delivery to Atlantic of an endorsement to the Title Policy removing any exception for matters of survey.

     (f) All remaining punchlist items have been completed by the Contractor and approved by the Borrower.

     (g) All conditions precedent to the "Final Payment" required under the Construction Contract shall have been satisfied.

     (h)  The Project is otherwise ready for immediate occupancy by guests.


                                  ARTICLE 6.

                       PROCEDURE FOR ADVANCES; RESERVES

     Section 6.1. GENERAL. Atlantic will disburse the proceeds of the Loans on a monthly basis for the cost categories set forth in the applicable Development Budgets and Project Budgets. Homestead shall submit a written request for advance in a form approved by Atlantic by the __th day of each month and, provided Atlantic determines that all conditions precedent to the advance have been satisfied, disbursements will be made by the ___th day of each month. Each request for advance shall set forth, on a Project-by-Project basis, Homestead's reasonable estimate of the hard and soft costs and expenses incurred during the month just ending and for which reimbursement is being sought. With each request for advance after the first, Homestead shall also provide a reconciliation indicating the amount by which the immediately preceding advance made by Atlantic exceeded the actual hard and soft costs for the period covered by such advance and the amount by which the request for advance for the month just ending has been adjusted on account of any over-or underpayment by Atlantic for the preceding month. With respect to the final advance of Loan proceeds in respect of a Project, if the final reconciliation submitted in the month following such advance reflects that Loan proceeds in excess of actual costs were advanced, such overpayment (together with accrued and unpaid interest thereon) shall be repaid by Borrower to Atlantic within 15 days after such reconciliation is delivered to Atlantic. Any additional Loan proceeds owing to Borrower on the basis of such final reconciliation shall be advanced by Atlantic with the balance of the monthly advance made by Atlantic under this Section 6.1.

     All disbursements with respect to any request for an advance submitted other than on the ___th day of a month will be made within ten (10) business days after the later of (i) receipt by Atlantic of a written request for an advance from Homestead in a form approved by Atlantic and (ii) Atlantic's determination that all conditions precedent to the advance have been satisfied.

     All disbursements shall be made in accordance with any instructions contained in the Homestead request for advance.

     Section 6.2. PAYMENTS TO ATLANTIC. Notwithstanding any other provisions of this Agreement, Atlantic may, at it's option and without notice or authorization by Homestead or any Borrower, use any Loan proceeds to pay, as and when due, any interest on the Loans. The parties acknowledge that the Loans provide for interest reserves in amounts sufficient to pay all interest due and payable in respect of each Project through completion of same, and Homestead and each Borrower specifically authorizes Atlantic to advance portions of such interest reserves to pay interest on the Loans as and when the same comes due.

     Section 6.3. RETAINAGE AND CONTRACTOR'S FEE HOLDBACK. The parties acknowledge that Atlantic shall retain, and Homestead shall not request disbursement, of any retainages provided for under any Construction Contract, which amounts shall be retained by Atlantic to secure full and complete performance of all construction obligations hereunder (hereinafter, the "Retainage Holdback"). Provided no Default exists hereunder, Atlantic shall disburse the Retainage Holdback in accordance with the provisions of the applicable Construction Contract as requested by Homestead in its requests for advances. Upon the occurrence of a Default hereunder, Atlantic shall have no obligation to make further disbursements from the Retainage Holdback, and no Borrower shall be entitled to any such disbursements, until such Default is cured. Upon the occurrence of an Event of Default hereunder, Atlantic may apply the Retainage Holdback against any of the obligations secured by the Security Documents as Atlantic sees fit or, in Atlantic's discretion, to the completion of any incomplete Improvements. Subject to the foregoing terms and provisions, to the extent not theretofore disbursed, Atlantic will disburse the amounts in the Retainage Holdback in respect of a Project concurrently with the Final Advance for such Project.

     Section 6.4. INTEREST RESERVE. Atlantic shall, on the date hereof, withhold from the proceeds of the Loans available for distribution the amount of _________________________ Dollars ($_______________) (the "Interest Reserve").
Provided no Default exists hereunder, the Interest Reserve shall be disbursed for the payment of interest on the Loans as such interest becomes due and payable. Upon the occurrence of a Default hereunder, Atlantic shall have no obligation to make further disbursements from the Interest Reserve, and no Borrower shall be entitled to any such disbursements, until such Default is cured. Should interest payable on the Loans exceed the amount of the Interest Reserve, the Borrowers shall promptly pay such amounts. Upon the occurrence of an Event of Default, Atlantic may apply any undisbursed portion of the foregoing reserve against any of the obligations secured by the Security Documents as it sees fit or, at Atlantic's discretion, to the completion of and incomplete Improvements.

     Section 6.5. OWNER'S CONTINGENCY. The parties acknowledge that each Project Budget shall contain an owner's contingency (an "Owner's Contingency") equal to no less than 2% of Project hard and soft costs contained within the Project Budget. Provided no Default exists hereunder, the Owner's Contingency for a Project shall be disbursed by Atlantic to the subject Borrower to cover unanticipated Project costs, costs associated with change orders and hard and soft cost overruns (before such Borrower or Homestead, as guarantor under the Completion and Payment Guaranty, shall be required to cover such additional costs pursuant to the provisions of Section 6.6 hereinbelow or the Completion and Payment Guaranty) as and when such payments are due and payable. Requests for disbursement of portions of the Owner's Contingency shall be made with Homestead's monthly requests for advance of Loan proceeds. Upon the occurrence of a Default hereunder, Atlantic shall have no obligation to advance any portion of the Owner's Contingency until such Default is cured. Upon the occurrence of an Event of Default, Atlantic may apply the Owner's Contingency against any of the obligations secured by the Security Documents as Atlantic sees fit, or at Atlantic's option, to the completion of any incomplete Improvements.

     Section 6.6. COST OVERRUNS AND SAVINGS; CHANGE ORDER RESERVE. In the event that the costs to acquire and complete any Project in its entirety, including, without limitation, the furnishing thereof, exceed the amount of Loan proceeds available for the subject Project (including the applicable Owner's Contingency), then the subject Borrower shall with its own funds pay all costs and expenses which may be required to complete the subject Project as and when such costs and expenses become due and payable. In the event the costs to acquire and complete any Project are less than the amount of Loan proceeds allocated to the subject Project, then the unapplied portion of the Loan proceeds (including any unexpended portion of the applicable Owner's Contingency and amounts required to be refunded by Borrower under

Section 6.1 for any overpayments of Loan proceeds made in the final advance for a Project) shall be retained by Atlantic as a reserve for Change Orders on other Projects which are made in accordance with the requirements of this Agreement (the "Change Order Reserve"). Provided no Default exists hereunder, the Change Order Reserve shall be disbursed by Atlantic to any Borrower from time to time to cover the costs of Change Orders to the extent any such Change Order results in Project costs exceeding the Project Budget, including the Owner's Contingency, for such Project (before such Borrower or Homestead, as guarantor under the Completion and Payment Guaranty, shall be required to cover such additional costs pursuant to the provisions of this Section 6.6 or the Completion and Payment Guaranty). Requests for disbursement of portions of the Change Order Reserve shall be made with Homestead's monthly requests for advance of Loan proceeds. Upon the occurrence of a Default hereunder, Atlantic shall have no obligation to advance any portion of the Change Order Reserve until such Default is cured. Upon the occurrence of an Event of Default, Atlantic may apply the Change Order Reserve against any of the obligations secured by the Security Documents as Atlantic sees fit or, at Atlantic's option, to the completion of any incomplete Improvements.


                                  ARTICLE 7.

                               EVENTS OF DEFAULT

     The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

     Section 7.1. FAILURE TO PAY. The failure by a Borrower to pay when due any sums required to be paid under the Notes, the Security Documents, this Agreement or any other Loan Documents, and such failure is not cured within 10 days after receipt of written notice from Atlantic.

     Section 7.2. OTHER LOAN DOCUMENT DEFAULTS. To the extent any such failure, breach or inaccuracy has, or would have, a Material Adverse Effect, the failure by a Borrower or Homestead to perform or observe, as and when required, any covenant, agreement, obligation or condition required to be performed or observed under this Agreement or under any of the other Loan Documents other than as set forth elsewhere in this Article 7 (for which no additional grace or cure period is given by this Section 7.2, or the existence of any breach or inaccuracy in any of the representations, covenants or warranties set forth in this Agreement or in any of the other Loan Documents, provided, however, that
(i) no Event of Default shall exist hereunder on account of a breach of any representation, warranty or covenant set forth in any of the other Loan Documents (other than this Agreement) until Homestead or such Borrower, as applicable, shall have failed to cure such breach within any applicable notice and cure period therein provided; and (ii) no Event of Default shall exist hereunder on account of a breach of any representation, warranty or covenant contained herein unless and until Atlantic shall provide written notice of such breach to Homestead or such Borrower and such entity shall fail to cure the same within 30 days after receipt of such notice, provided if such breach is of such a nature that it cannot be cured within such 30 day period, it shall not constitute an Event of Default hereunder so long as Homestead or such Borrower, as applicable, commences its cure of such breach within such 30 day period and thereafter diligently and continuously proceeds with the curing of same within a reasonable period of time not to exceed 180 days.

     Section 7.3. JUDGMENT OR ATTACHMENT. The entry by any court of a final judgment in excess of $500,000 against Homestead or a Borrower that is not satisfactorily stayed or discharged within 30 days from the date thereof, or any attachment of any of the Properties or any of the proceeds of the Loans that shall not be released, stayed or otherwise provided for to Atlantic's satisfaction within 30 days after the occurrence thereof; provided that in the case of a stay, Homestead or the subject Borrower, as applicable, shall have reserved for the full amount thereof.

     Section 7.4. VIOLATION OF GOVERNMENTAL REQUIREMENTS. The institution of any judicial or administrative proceeding alleging that any of the Improvements violate any Governmental Requirements if such violation gives rise to a Material Adverse Effect and the failure to have such proceeding dismissed or such violation corrected within 30 days after the institution thereof, except that Homestead or the applicable Borrower shall have the right to contest any such proceeding beyond such 30 day period, provided that Atlantic is satisfied that the prosecution of such proceeding will neither have any Material Adverse Effect nor materially impair Atlantic's security.

     Section 7.5.  INSOLVENCY, ETC.  The occurrence of any of the following:

     (a) Homestead or any Borrower shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors;

     (b) Homestead or any Borrower shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

     (c) Homestead or any Borrower shall take any corporate action to authorize any of the actions set forth above in paragraphs (a) or (b); or

     (d) Any case, proceeding or other action against Homestead or any Borrower shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within 15 Business Days after the entry thereof or (ii) remains undismissed for a period of 60 days.

     Section 7.6. UNAPPROVED TRANSFER. Any sale, conveyance, transfer, disposition, alienation, hypothecation, leasing (except in the ordinary course of business) or further encumbrancing of a Project, or any portion thereof or any interest therein, by any Borrower, other than any conveyance of a portion of the unimproved land associated with such Project which is in excess of what is needed for such Project, or a sale, conveyance, transfer, disposition, alienation, hypothecation or encumbrancing of any legal or equitable interest in a Borrower or Homestead in violation of the Loan Documents shall be an Event of Default as of the date of such transfer, without any right to cure.


                                  ARTICLE 8.

                                   REMEDIES

     Section 8.1. GENERAL. Upon the occurrence of any Event of Default an defined in Article 7 of this Agreement, Atlantic, at its option, shall have the following rights and remedies:

     (a) Atlantic may declare any one or more of the Notes to be immediately due and payable, whereupon the Notes shall become forthwith due and payable without presentment, demand, protest or further notice of any kind.

     (b) Atlantic may bring a foreclosure action with respect to the Security Documents, take possession of any one or more of the Properties or exercise any other remedy provided for in the Security Documents.

     (c) Atlantic shall be entitled to proceed simultaneously, or selectively and successively, to enforce its rights and remedies under the Notes, the Security Documents, the Completion and Payment Guaranty or this Agreement, and to exercise any or all other rights and remedies available to Atlantic at law or in equity.

     (d) In the event Atlantic shall elect to enforce its rights selectively under any one or more of the Loan Documents, such action shall not be deemed a waiver or discharge of any lien or encumbrance securing payment of the Notes until such time as Atlantic shall have been paid in full all sums due under the Notes or secured by the Security Documents, including any sums advanced or disbursed pursuant to this Agreement. The foreclosure of any lien provided pursuant to this Agreement or the Security Documents, without the simultaneous foreclosure of all such liens, shall not merge the liens granted which are not foreclosed with any interest which Atlantic might obtain as a result of such selective and successive foreclosure.

     (e) Atlantic shall have the right, but not the obligation, to take possession of any one or more of the Properties and proceed to complete the Improvements thereto according to the applicable Plans. For this purpose, each Borrower hereby conditionally assigns to Atlantic as additional security for the repayment of the Loans all of each such Borrower's rights to the Plans for the Projects owned by it, any contracts pertaining to the Project owned by such Borrower, whether for construction, sale or otherwise, and any Permits pertaining to the subject Property(ies); provided, Atlantic shall, upon occurrence of an Event of Default, have the option to exercise this assignment, but shall not be obligated to accept this assignment or to assume any liability of any Borrower under any such Plans, contracts or Permits. Furthermore, each Borrower hereby constitutes and appoints Atlantic as its true and lawful attorney-in-fact with full power of substitution to complete, or cause to be completed, the Improvements owned by such Borrower in the name of such Borrower and hereby empowers said attorney or attorneys as follows: (i) to use any funds of Borrower, including any balance that may be held in escrow and any funds which may remain unadvanced hereunder, for the purpose of completing the Improvements being built by such Borrower; (ii) to make such additional changes and corrections in the Plans for such Improvements as may reasonably be necessary or desirable to complete such Improvements in substantially the manner contemplated by the Plans for such Improvements and in a good and workmanlike manner; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purposes; (iv) to pay, settle or compromise all existing bills and claims that are or may become liens against the subject Property(ies) or any part thereof or may be necessary or desirable for the completion of the subject Improvements or the clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by law or by any contract relating to the subject Improvements; and
(vi) to do any and every act with respect to the applicable Property(ies) which such Borrower may do in its own behalf. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Atlantic, as attorney-in-fact, shall also have the power to defend, to the extent Atlantic reasonably deems necessary, at such Borrower's cost, all actions or proceedings in connection with the subject Improvements and Property(ies). At the time Atlantic takes possession of a Property(ies), or any part thereof, all materials on such Property owned by Borrower shall become the property of Atlantic for the purpose of completing the subject Improvements. In addition, any materials or equipment paid for with the proceeds of the Notes but stored at a location other than the subject Property(ies) shall become the property of Atlantic when it takes possession of the subject Property(ies).
Such Borrower shall pay Atlantic the cost of completion.

Each Borrower hereby authorizes Atlantic to add such costs to the indebtedness of the Borrowers to Atlantic, which costs shall be secured by the Security Documents. Any of the foregoing actions by Atlantic shall not relieve the Borrowers of their responsibility to repay the Notes. The foregoing provision shall not be construed as creating any third party beneficiary contract and nothing in the foregoing shall be construed as giving or conferring any rights or benefits whatsoever to or upon any other person or entities other than the parties to this Agreement. Homestead shall indemnify, defend and hold harmless Atlantic from and against any and all claims, liabilities, loss, damages, suits, actions, expenses (including reasonable attorneys' fees) and costs arising from any actions taken by Atlantic in accordance with the power of attorney herein granted except to the extent attributable to the gross negligence or willful misconduct of Atlantic.

     (f) Atlantic shall not have any obligation to make any advances under the Notes pursuant to this Agreement after the occurrence and during the continuance of an Event of Default and at any time during such period, may unilaterally elect to terminate any obligation of Atlantic to make any future advances under the Notes pursuant to this Agreement.

     Section 8.2. REMEDIES CUMULATIVE. No failure or delay by Atlantic in the exercise of any rights or remedies available to it under the Loan Documents or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise by Atlantic of any such right or remedy preclude any further exercise thereof or of any other right or remedy. The remedies provided in the Loan Documents or available at law or in equity are cumulative and not alternative.


                                  ARTICLE 9.

                                 MISCELLANEOUS

     Section 9.1.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.   All
representations, warranties and covenants contained herein shall survive the execution of this Agreement, the making of the Loans and the delivery of the Notes and other Loan Documents and the release of any portion of the liens of the Security Documents, and shall remain in full force and effect until the termination of this Agreement in accordance with Section 2.8 hereof.

     Section 9.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns and affiliates, but shall not be assignable by any party hereto without the prior written consent of the other party hereto; provided that Homestead and/or the Partnership Borrower may assign its rights hereunder in whole or in part to a Homestead Affiliate or Subsidiary. Other than to a Homestead Affiliate or Subsidiary, no Borrower shall, without the prior written consent of Atlantic, which consent Atlantic may withhold in its sole discretion, directly or indirectly assign, transfer or convey (i) this Agreement or any of the other Loan Documents, (ii) any of Borrower's rights or obligations under any of the Loan Documents, (iii) any portion of the proceeds of the Notes, (iv) any legal or equitable interest in the Property or (v) any legal or equitable interest in such Borrower.

     Section 9.3. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be given by delivery, by telex, telecopier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

     If to Homestead:

            Homestead Village Incorporated
            125 Lincoln Avenue, Suite 300
            Santa Fe, New Mexico 87501
            Attention: David C. Dressler, Jr.
            Facsimile: (505) 982-2925

     If to Atlantic:

            Security Capital Atlantic Incorporated
            7777 Market Center Avenue
            El Paso, Texas 79912
            Attention: James C. Potts
            Facsimile: (915) 877-3301

or to such other address with respect to a party as such party shall notify the other in writing.

     Section 9.4. WAIVER. No party may waive any of the terms or conditions of this Agreement, except by a duly executed writing referring to the specific provision to be waived.

     Section 9.5. AMENDMENT. This Agreement may be amended only by a writing duly executed by both Homestead and Atlantic.

     Section 9.6. SEVERABILITY. Insofar as is possible, each provision of this Agreement shall be interpreted so as to render it valid and enforceable under applicable law and severable from the remainder of this Agreement. A finding that any such provision is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision or the validity or enforceability of such provision under the laws of any other jurisdiction.

     Section 9.7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates, with respect to the subject matter hereof. The provisions of this Agreement supersede any provisions set forth in the Existing Loan Documents relating to the disbursement of Loan proceeds for the Projects.

     Section 9.8. EXPENSES. Except as otherwise expressly contemplated herein to the contrary, regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     Section 9.9. CAPTIONS. The Article, Section and Paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     Section 9.10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of
__________________.

     Section 9.11. NO JOINT VENTURE OR PARTNERSHIP. Nothing contained in this Agreement or in any of the other Loan Documents and no other aspect of the relationship between Homestead or any Borrower and Atlantic shall be construed as creating a partnership, joint venture, or other relationship of or between Homestead or any Borrower and Atlantic other than the lending relationship of lender and borrower. All rights and obligations granted to or undertaken by either of the parties hereto shall be construed as incidents of such lending relationship.

     Section 9.12. NO THIRD PARTY BENEFICIARY RIGHTS CREATED. The parties hereto expressly declare that it is their joint and mutual intention that this Agreement and the transactions contemplated hereby shall not be construed as creating a third party beneficiary contract, and neither this Agreement nor any of the other Loan Documents shall be construed as giving or conferring any rights or benefits whatsoever to or upon any other persons or entities other than Homestead, any Borrower and Atlantic.

     Section 9.13. INCORPORATION BY REFERENCE. This Agreement, the Notes and the Security Documents are intended to be construed as part of the same transaction, and all of the covenants, agreements, conditions, terms and provisions contained in any one of the Loan Documents shall be deemed to be included in each of the other Loan Documents with the same force and effect as though set forth in full therein. In the event any of the provisions of this Agreement are in conflict with or inconsistent with the provisions of the Security Documents, this Agreement shall govern and control.

     Section 9.14. COUNTERPARTS. This Agreement may be executed in counterpart copies, each of which shall constitute an original, and all of which together shall constitute one and the same document.

     Section 9.15. SCOPE OF REVIEW OF PLANS. Neither the approval of the Plans nor any subsequent inspections or approvals of the Improvements during construction shall constitute a warranty or representation by Atlantic or any of its agents, representatives or designees as to the technical or legal sufficiency, adequacy or safety of the structures or any of their component parts, including without limitation fixtures, equipment or furnishings, nor shall such approvals or inspections constitute such a warranty or representation as to the subsoil conditions involved in the Property or any other physical condition or feature pertaining to the Property. All acts, including any failure to act, relating to the Property by any agents, representatives or designees of Atlantic are performed solely for the benefit of Atlantic to assure repayment of the Loans and are not for the benefit of Borrower or any other person, including without limitation purchasers, guests or other occupants.

     Section 9.16. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, Atlantic shall not be obligated to extend credit to Borrower in an amount in violation of any limitation or prohibition provided by any applicable governmental statute or regulation.

     Section 9.17. SUBORDINATION. Each Borrower hereby subordinates all rights, liens and claims for any of the proceeds and advances under the Notes to the liens, operation and effect of the Security Documents.

     Section 9.18. INDEMNITY. Homestead and each Borrower agree to indemnify, defend and hold Atlantic harmless from and against any and all claims, injuries, damages and liabilities that may be asserted or claimed against Atlantic by any person as a result or by reason of, or that may be incurred or suffered by Atlantic as a result or by reason of, the construction contemplated herein or the operation of the ownership or Encumbered Property or any part thereof.

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.


                                       HOMESTEAD VILLAGE INCORPORATED


                                       By:
                                           ----------------------------
                                           David C. Dressler, Jr.
                                           Chairman


                                       SECURITY CAPITAL ATLANTIC INCORPORATED


                                       By:
                                           ----------------------------
                                           James C. Potts
                                           Co-Chairman

                                   EXHIBITS
                                   --------

Exhibit A   -      Prior Security Documents

Exhibit B   -      Existing Projects

Exhibit C   -      Form of Completion and Payment Guaranty

Exhibit D   -      Form of Homestead Note

Exhibit E   -      Form of Homestead Security Documents

Exhibit F   -      Form of Partnership Security Documents

Exhibit G   -      Future Projects and Allocated Loan Amount

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